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                                                                      EXHIBIT 21


              Principal Subsidiaries of Bell Atlantic Corporation
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Name                                                  State of Organization
----                                                  ---------------------

Bell Atlantic - Delaware, Inc.                        Delaware

Bell Atlantic - Maryland, Inc.                        Maryland

Bell Atlantic - New Jersey, Inc.                      New Jersey

Bell Atlantic - Pennsylvania, Inc.                    Pennsylvania

Bell Atlantic - Virginia, Inc.                        Virginia

Bell Atlantic - Washington, D.C., Inc.                New York

Bell Atlantic - West Virginia, Inc.                   West Virginia

New England Telephone and Telegraph Company           New York
  (d/b/a Bell Atlantic - New England)

New York Telephone Company                            New York
  (d/b/a Bell Atlantic - New York)

Cellco Partnership                                    Delaware
  (d/b/a Bell Atlantic Mobile)